Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information has been prepared to reflect the impact of the completed acquisitions by the subsidiaries of The Baldwin Insurance Group, Inc. (“we,” “our,” “Baldwin” or the “Company”). The following unaudited pro forma condensed combined financial information is based on the historical financial information of (i) the Company and (ii) each of CAC Group, the Other 2026 Partners and the 2025 Partners (each as defined below). We are presenting the impact of the acquisition of CAC Group because it is deemed an individually significant acquisition. We are presenting the impact of the completed acquisitions of the Other 2026 Partners and the 2025 Partners, each in the aggregate, because they are considered significant in the aggregate and this presentation provides useful information for investors.
The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the following as if the acquisitions had occurred on December 31, 2025:
i.the acquisition of the business of Cobbs Allen Capital Holdings, LLC (“CAC Group”) effective January 1, 2026; and
ii.the acquisitions of Creisoft, Inc. (“Obie”) and Foley Insurance Agency, Inc., doing business as Capstone Group (“Capstone”), each of which was effective January 2, 2026 (collectively, the “Other 2026 Partners” and, together with CAC Group, “CAC Group and the Other 2026 Partners”).
The unaudited pro forma condensed combined balance sheet as of December 31, 2025 does not give effect to the 2025 Partners as they are reflected in Baldwin’s historical balance sheet as of that date.
The unaudited pro forma condensed combined statement of comprehensive income (loss) for the year ended December 31, 2025 gives effect to the following as if the acquisitions had occurred on January 1, 2025:
i.    the acquisitions of Bermuda-based reinsurance underwriting platform MultiStrat Group (“MultiStrat”) effective April 1, 2025 and the various entities comprising the homebuilder distribution network of Hippo Holdings, Inc. (“Hippo’s Homebuilder Distribution Network”) effective July 1, 2025 (collectively, the “2025 Partners”); and
ii.    the acquisitions of CAC Group and the Other 2026 Partners.
The unaudited pro forma condensed combined financial information has been prepared by management and is based on Baldwin’s historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma financial information below. The presentation of the unaudited pro forma condensed combined financial information has been prepared by Baldwin in accordance with Article 11 of Regulation S-X.
Our historical financial information for the year ended December 31, 2025 has been derived from Baldwin’s audited consolidated financial statements and accompanying notes included in Baldwin’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”) on February 26, 2026.
The pro forma transactions and adjustments (collectively, the “Transaction Accounting Adjustments”) are based on available information necessary to reflect, on a pro forma basis, the aggregate impact of the relevant transactions on the historical financial information of Baldwin. The Transaction Accounting Adjustments consist of those necessary to account for the acquisitions of CAC Group, the Other 2026 Partners and the 2025 Partners. The Transaction Accounting Adjustments are described in the notes to the unaudited pro forma condensed combined financial information.
On January 2, 2026, in connection with the acquisitions of CAC Group and the Other 2026 Partners, the Company entered into Amendment No. 4 to the Amended and Restated Credit Agreement, dated as of May 24, 2024, as amended, to provide for $600 million of incremental term loans (the “Incremental Term Loans”) with interest based on the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin of 250 basis points (the “January 2026 Refinancing”). The Company incurred aggregate debt issuance costs related to the January 2026 Refinancing of approximately $12.0 million. The funding of the Incremental Term Loans was essential for completion of the acquisitions of CAC Group and the Other 2026 Partners. The adjustments related to the January 2026 Refinancing, and certain other adjustments not directly related to the acquisitions on a discrete basis, are shown in a separate column as “Financing and Other Adjustments.” The Financing and Other Adjustments are described further in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:
•audited historical consolidated financial statements and accompanying notes of Baldwin (as contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026); and
•audited historical consolidated financial statements of CAC Group as of and for the years ended December 31, 2025 and 2024 and the related notes filed as Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2026.
The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to reflect the results of operations or the financial position of the Company that would have resulted had the acquisitions of CAC Group, the Other 2026 Partners and the 2025 Partners been effective during the period presented or the results that may be obtained by the Company in the future. The unaudited pro forma condensed combined financial information as of and for the period presented does not reflect future events that may occur after the acquisitions of CAC Group and the Other 2026 Partners, including, but not limited to, synergies or revenue enhancements arising from the acquisitions of CAC Group and the Other 2026 Partners. Future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2025

	Historical			Transaction Accounting Adjustments		Financing and Other Adjustments		Pro Forma Baldwin
(in thousands)	Baldwin	CAC Group (as Adjusted)	Other 2026 Partners
		A	A, (1)					(2)
Assets
Current assets:
Cash and cash equivalents	$123,669	$13,708	$15,056	$(580,260)	B	$567,962	C	$140,135
Fiduciary cash	223,228	88,804	15,189	—		—		327,221
Assumed premiums, commissions and fees receivable, net	342,136	43,887	(618)	1,905	D	—		387,310
Fiduciary receivables	497,035	122,219	2,667	66,296	E	—		688,217
Prepaid expenses and other current assets	13,650	7,298	311	(5,254)	D	—		16,005
Total current assets	1,199,718	275,916	32,605	(517,313)		567,962		1,558,888
Property and equipment, net	22,502	10,789	—	(2,011)	F	—		31,280
Right-of-use assets	61,976	18,923	788	7,591	F	—		89,278
Other assets	82,419	23,902	—	(18,174)	D	—		88,147
Intangible assets, net	978,434	23,895	—	527,088	G	—		1,529,417
Goodwill	1,517,171	20,199	—	1,114,696	G	—		2,652,066
Total assets	$3,862,220	$373,624	$33,393	$1,111,877		$567,962		$5,949,076
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Fiduciary liabilities	$720,263	$211,023	$17,856	$66,296	E	$—		$1,015,438
Commissions payable	50,933	45,172	—	168	H	—		96,273
Accrued expenses and other current liabilities	252,560	1,159,534	5,326	(1,086,754)	H	275	I	330,941
Current portion of contingent earnout liabilities	9,004	—	—	—		—		9,004
Total current liabilities	1,032,760	1,415,729	23,182	(1,020,290)		275		1,451,656
Revolving line of credit	107,000	—	—	—		(20,000)	C	87,000
Long-term debt, less current portion	1,566,122	—	12,499	(12,499)	H	595,887	C	2,162,009
Contingent earnout liabilities, less current portion	14,289	—	—	315,998	J	—		330,287
Operating lease liabilities, less current portion	57,651	20,215	810	1,833	F	—		80,509
Tax Receivable Agreement liabilities	—	—	—	—		129,990	M	129,990
Deferred tax liabilities	—	—	—	142,208	K	(137,240)	L	4,968
Other liabilities	—	—	—	128,400	H	—		128,400
Total liabilities	2,777,822	1,435,944	36,491	(444,350)		568,912		4,374,819
Mezzanine equity:
Redeemable noncontrolling interest	519	—	—	—		—		519
Redeemable members’ interest	—	(1,062,122)	—	1,062,122	N	—		—
Stockholders’ equity:
Class A common stock	718	—	7	233	N	—		958
Class B common stock	5	—	—	—		—		5
Additional paid-in capital	844,236	—	39,365	342,770	N	(7,281)	L,M	1,219,090
Accumulated deficit	(245,236)	—	(42,470)	22,718	O	6,331	C,I,L,M	(258,657)
Accumulated other comprehensive income	492	—	—	—		—		492
Total stockholders’ equity attributable to Parent	600,215	—	(3,098)	365,721		(950)		961,888
Noncontrolling interest	483,664	(198)	—	128,384	N	—		611,850
Total stockholders’ equity	1,083,879	(198)	(3,098)	494,105		(950)		1,573,738
Total liabilities, mezzanine equity and stockholders’ equity	$3,862,220	$373,624	$33,393	$1,111,877		$567,962		$5,949,076
__________
(1)    The Other 2026 Partners are not individually significant business acquisitions under Rule 3-05 of Regulation S-X; however, we have included them in the unaudited pro forma condensed combined balance sheet because they are considered significant in the aggregate and this presentation provides useful information for investors.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to the acquisitions of CAC Group and the Other 2026 Partners as if each had occurred on December 31, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2025

	Historical				Transaction Accounting Adjustments		Financing and Other Adjustments		Pro Forma Baldwin
(in thousands, except per share data)	Baldwin	CAC Group	Other 2026 Partners	2025 Partners
		A	A, (1)	A					(2)
Revenues:
Commissions and fees	$1,493,680	$294,205	$42,022	$18,490	$(12,807)	P	$—		$1,835,590
Investment income	11,204	5,013	—	—	—		—		16,217
Total revenues	1,504,884	299,218	42,022	18,490	(12,807)		—		1,851,807

Operating expenses:
Colleague compensation and benefits	777,531	670,267	28,919	3,030	(422,744)	Q	—		1,057,003
Outside commissions	279,711	—	13,527	605	(12,807)	P	—		281,036
Other operating expenses	240,282	59,356	8,023	2,307	19,752	R	130,265	M,R	459,985
Amortization expense	121,316	6,249	42	783	94,701	S	—		223,091
Change in fair value of contingent consideration	5,594	(1,800)	—	—	—		—		3,794
Depreciation expense	6,514	1,307	113	—	—		—		7,934
Total operating expenses	1,430,948	735,379	50,624	6,725	(321,098)		130,265		2,032,843

Operating income (loss)	73,936	(436,161)	(8,602)	11,765	308,291		(130,265)		(181,036)

Other income (expense):
Interest income (expense), net	(121,428)	(10,340)	946	22	10,340	T	(42,736)	T	(163,196)
Gain on divestitures	290	—	—	—	—		—		290
Loss on extinguishment and modification of debt	(6,226)	—	—	—	—		(7,925)	T	(14,151)
Other income (expense), net	635	(40,492)	7	331	21,385	U	—		(18,134)
Total other income (expense), net	(126,729)	(50,832)	953	353	31,725		(50,661)		(195,191)

Income (loss) before income taxes and share of net earnings of equity method investee	(52,793)	(486,993)	(7,649)	12,118	340,016		(180,926)		(376,227)
Share of net earnings of equity method investee	368	—	—	—	—		—		368
Income (loss) before income taxes	(52,425)	(486,993)	(7,649)	12,118	340,016		(180,926)		(375,859)
Less: income tax expense (benefit)	1,729	(8,420)	—	—	—		(144,521)	L	(151,212)
Net income (loss)	(54,154)	(478,573)	(7,649)	12,118	340,016		(36,405)		(224,647)
Less: net income (loss) attributable to noncontrolling interest	(20,341)	(3,545)	—	4,889	111,490	V	(11,937)	V	80,556
Net income (loss) attributable to Parent	$(33,813)	$(475,028)	$(7,649)	$7,229	$228,526		$(24,468)		$(305,203)

Pro forma loss per share data:
Pro forma loss per share - basic and diluted									$(3.32)	W
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted									91,896	W

Net income (loss)	$(54,154)	$(478,573)	$(7,649)	$12,118	$340,016		$(36,405)		$(224,647)
Other comprehensive income	815	—	—	—	—		—		815
Comprehensive income (loss)	(53,339)	(478,573)	(7,649)	12,118	340,016		(36,405)		(223,832)
Less: comprehensive income (loss) attributable to noncontrolling interests	(20,018)	(3,545)	—	4,889	111,490		(11,937)		80,879
Comprehensive income (loss) attributable to Parent	$(33,321)	$(475,028)	$(7,649)	$7,229	$228,526		$(24,468)		$(304,711)
__________
(1)    The Other 2026 Partners and the 2025 Partners are not individually significant business acquisitions under Rule 3-05 of Regulation S-X; however, we have included them in the unaudited pro forma condensed combined statement of comprehensive income (loss) because they are considered significant in the aggregate and this presentation provides useful information for investors.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to the acquisitions of CAC Group, the Other 2026 Partners and the 2025 Partners as if each had occurred on January 1, 2025.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, and was based on the historical financial statements of Baldwin, CAC Group, the Other 2026 Partners and the 2025 Partners. The transactions were accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 805 Business Combinations, with Baldwin as the acquiring entity. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the acquisition method of accounting requires that the consideration transferred be measured at current market prices at the date of the acquisition. Accordingly, the assets acquired and liabilities assumed are recorded as of the acquisition date at their respective fair values and added to those of Baldwin. The financial statements and reported results of operations of Baldwin issued after completion of the acquisitions of CAC Group and the Other 2026 Partners reflect these values. Prior periods will not be retroactively restated to reflect the historical financial position or results of operations of CAC Group and the Other 2026 Partners.
The Transaction Accounting Adjustments are based on available information and on assumptions that the Company believes are reasonable under the circumstances to reflect, on a pro forma basis, the aggregate impact of the relevant transactions on the historical financial information of Baldwin. These adjustments are discussed in greater detail in Note 5 below.
On January 2, 2026, the Company completed the January 2026 Refinancing, which provides for $600.0 million of Incremental Term Loans with interest based on SOFR plus an applicable margin of 250 basis points. The Company incurred aggregate debt issuance costs related to the January 2026 Refinancing of $12.0 million, of which $4.1 million was capitalized as deferred financing costs. The funding of the Incremental Term Loans was essential for completion of the acquisitions of CAC Group and the Other 2026 Partners and a portion of the proceeds from the Incremental Term Loans was used to pay down the outstanding borrowings on the revolving line of credit. As such, the adjustments related to the January 2026 Refinancing, including the paydown of the revolving line of credit and the related incremental interest expense, as well as the loss on extinguishment and modification of debt of $7.9 million, are shown in a separate column as Financing and Other Adjustments. The Financing and Other Adjustments are described in the notes to the unaudited pro forma condensed combined financial information.
The pro forma adjustments reflecting the acquisitions of CAC Group, the Other 2026 Partners and the 2025 Partners under the acquisition method of accounting are based on estimates and assumptions and are included to the extent they reflect accounting for the transactions in accordance with U.S. GAAP.
Certain amounts in the historical balance sheets and statements of income (loss) of CAC Group, the Other 2026 Partners and the 2025 Partners have been conformed to Baldwin’s presentation.
2. Accounting Policies
The integration of CAC Group and the Other 2026 Partners’ operations with those of Baldwin is ongoing. This integration includes a review by Baldwin of CAC Group and the Other 2026 Partners’ accounting policies. As a result of that review, Baldwin may identify differences between the accounting policies of CAC Group and the Other 2026 Partners and those of the Company. At this time, Baldwin is not aware of any differences that would have a material impact on the consolidated financial statements that have not been adjusted for in the pro forma financial information. Accounting policy differences may be identified after completion of the integration.
3. Reclassification Adjustments
Certain balances from CAC Group’s historical financial statements were reclassified to align its presentation with that of Baldwin. These reclassifications are based on management’s analysis and have no effect on separately reported net assets, equity or net loss of CAC Group.

A summary of the reclassification adjustments made to CAC Group’s audited condensed consolidated balance sheet as of December 31, 2025 to conform its presentation to that of Baldwin is set forth in the table below (in thousands).

CAC Group Classification	Baldwin Classification	CAC Group Historical	Reclassification Adjustments	Notes	CAC Group (as Adjusted)
Other long term assets	Other assets	$42,825	$(18,923)	(a)	$23,902
	Right-of-use assets	—	18,923	(a)	18,923
Accounts payable and accrued expenses		28,745	(28,745)	(b)	—
Current portion of long-term debt, net of issuance costs		137,193	(137,193)	(b)	—
Current portion of accrued stock based compensation		983,181	(983,181)	(b)	—
Other liabilities		10,415	(10,415)	(b)	—
	Accrued expenses and other current liabilities	—	1,159,534	(b)	1,159,534
Other long-term liabilities		20,215	(20,215)	(c)	—
	Operating lease liabilities, less current portion	—	20,215	(c)	20,215
__________
(a)    Reclassification of right-of-use assets from other assets.
(b)    Reclassification of accounts payable and accrued expenses, current portion of accrued stock based compensation, other liabilities, and current portion of long-term debt, net of issuance costs to accrued expenses and other current liabilities.
(c)    Reclassification of operating lease liabilities, less current portion from other long-term liabilities.
4. Purchase Price
The purchase price of CAC Group and the Other 2026 Partners is as follows:

(in thousands)	CAC Group	Other 2026 Partners
Cash paid to owners	$445,535	$122,354
Fair value of deferred payments	54,900	110,264
Class A common stock (23,200,000 and 751,021 shares, respectively)	494,778	15,783
Fair value of contingent earnout consideration(1)	225,000	90,998
Total consideration transferred	$1,220,213	$339,399
__________
(1)    Refer to Footnote A in Note 5 below for information regarding the contingent earnout consideration of CAC Group and the Other 2026 Partners.
5. Transaction Accounting Adjustments and Financing and Other Adjustments for the Unaudited Pro Forma Condensed Combined Financial Statements
A    The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the acquisitions of CAC Group and the Other 2026 Partners as if they had occurred on December 31, 2025. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 does not give effect to the 2025 Partners as they are reflected in Baldwin’s historical balance sheet as of that date. The unaudited pro forma condensed combined statement of comprehensive income (loss) for the year ended December 31, 2025 gives effect to the acquisitions of CAC Group, the Other 2026 Partners, and the 2025 Partners as if they had occurred on January 1, 2025.
On January 1, 2026, the Company acquired the outstanding equity interests of CAC Group for cash consideration of $445.5 million, deferred payments with a fair value of $54.9 million and equity interest with a fair value of $494.8 million. CAC Group will also have the opportunity to receive additional maximum potential contingent earnout consideration of $250.0 million, payable in cash, based upon the achievement of certain post-closing revenue-focused performance measures.

On January 2, 2026, the Company acquired the outstanding equity interests of the Other 2026 Partners for aggregate consideration consisting of cash of $122.4 million, deferred payments with a fair value of $110.3 million, equity interests with a fair value of $15.8 million and the opportunity to receive additional maximum potential contingent earnout consideration of $294.9 million, payable in cash, shares of Class A common stock, or a combination of both, based upon the achievement of certain post-closing revenue-focused performance measures.
On April 1, 2025, the Company acquired certain assets and equity interests of entities used in the operation of MultiStrat in a business combination for cash consideration of $12.1 million, deferred payments with a fair value of $2.9 million and equity interest with a fair value of $0.9 million. MultiStrat will also have the opportunity to receive additional maximum potential contingent earnout consideration of $16.5 million, payable in cash, shares of Class A common stock, or a combination of both at the Company’s sole option, based upon the achievement of certain post-closing revenue, revenue growth, and adjusted EBITDA-focused performance measures. Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, as adjusted.
On July 1, 2025, the Company acquired from Hippo Holdings, Inc. and its affiliates all the outstanding equity interests of the various entities comprising Hippo’s Homebuilder Distribution Network for cash consideration of $75.3 million and deferred payments with a fair value of $29.4 million.
B    Reflects the funding of cash consideration for the acquisitions of CAC Group and the Other 2026 Partners with cash on hand after the January 2026 Refinancing, less any historical cash amounts that were withheld from Baldwin in the closing of the transactions, as follows:

(in thousands)	CAC Group	Other 2026 Partners
Cash paid from Incremental Term Loans	$445,535	$122,354
Historical cash retained by seller	16	12,355
Transaction Accounting Adjustments to cash and cash equivalents	$445,551	$134,709
C    Reflects Baldwin’s Incremental Term Loan borrowings of $600 million under the January 2026 Refinancing to fund the acquisitions of CAC Group and the Other 2026 Partners, less the deferred financing costs of $4.1 million; the paydown of the revolving line of credit of $20.0 million with a portion of the proceeds from the Incremental Term Loans; the increase in accumulated deficit related to the loss on extinguishment and modification of debt of $7.9 million; and the net increase to cash from the January 2026 Refinancing of $568.0 million after the reduction in proceeds from the paydown of the revolving line of credit and the payment of debt issuance costs totaling $12.0 million.
D    Reflects the elimination of certain assets that did not transfer to Baldwin in connection with the closing of the acquisitions of CAC Group and the Other 2026 Partners, and other adjustments made while recording their historical balances onto Baldwin’s balance sheet. Pro forma adjustments to assumed premiums, commissions and fees receivable, net of $1.9 million primarily related to the Other 2026 Partners and reflect miscellaneous adjustments to acquired receivable balances. Pro forma adjustments to prepaid expenses and other current assets of $5.3 million and other assets of $18.2 million, in each case related to CAC Group, reflect the elimination of forgiven colleague notes receivable, deferred commission expense and other miscellaneous items that were excluded from the transfer of assets to Baldwin.
E    Represents the pro forma adjustments to gross up the fiduciary receivables and fiduciary liabilities balances of CAC Group.

F    Represents the pro forma adjustments to reflect the fair value of property and equipment, right-of-use assets and the non-current portion of operating lease liabilities of CAC Group and the Other 2026 Partners as set forth in the table below. The fair value adjustment to the current portion of operating lease liabilities is reflected in Footnote H below.

(in thousands)	CAC Group	Other 2026 Partners
Record additional property and equipment from acquisitions	$808	$—
Eliminate historical leased assets	(2,819)	—
Transaction Accounting Adjustments to property and equipment	$(2,011)	$—

Right-of-use assets recorded from acquisitions	$26,494	$808
Eliminate historical right-of-use assets	(18,923)	(788)
Transaction Accounting Adjustments to right-of-use assets	$7,571	$20

Operating lease liabilities, non-current recorded from acquisitions	$22,050	$808
Eliminate historical operating lease liabilities	(20,215)	(810)
Transaction Accounting Adjustments to operating lease liabilities, less current portion	$1,835	$(2)
G    Reflects the allocation of purchase price to record intangible assets and goodwill at their estimated fair values assuming the acquisitions of CAC Group and the Other 2026 Partners occurred on December 31, 2025.
The table below reflects the pro forma adjustments to intangible assets for CAC Group and the Other 2026 Partners.

(in thousands)	CAC Group	Other 2026 Partners
Intangible assets recorded:
Acquired relationships	$360,000	$114,070
Trade names	45,000	3,250
Software	5,245	23,418
Total intangible assets recorded from acquisitions	410,245	140,738
Eliminate historical intangible assets	(23,895)	—
Transaction Accounting Adjustments to intangible assets	$386,350	$140,738
The table below provides a summary of the estimated purchase price allocation and calculation of goodwill for the acquisitions of CAC Group and the Other 2026 Partners.

(in thousands)	CAC Group	Other 2026 Partners
Total consideration	$1,220,213	$339,399
Recognized amounts of identifiable assets acquired and liabilities assumed:
Identifiable tangible assets acquired	377,924	22,981
Intangible assets acquired	410,245	140,738
Liabilities assumed	(476,045)	(51,126)
Net assets acquired	312,124	112,593
Goodwill recorded from acquisitions	908,089	226,806
Eliminate historical goodwill	(20,199)	—
Transaction Accounting Adjustments to goodwill	$887,890	$226,806

H    Reflects the pro forma adjustments to liability accounts, including the recognition of deferred payments recorded in connection with the purchase price in Note 4, the accrual of transaction costs (as discussed in Footnote R further below), and other miscellaneous adjustments, as well as the elimination of debt obligations and accrued stock-based compensation, which were settled in connection with closing of the respective acquisitions of CAC Group and the Other 2026 Partners, as set forth in the table below. The seller excluded liabilities and other adjustments to accrued expenses for CAC Group primarily relate to transaction-related expenses incurred by CAC Group in connection with the sale, including investment banking, accounting, legal, and other professional fees for services performed on behalf of CAC Group during 2025. These liabilities were legal obligations of CAC Group and were not assumed by Baldwin as part of the business combination.

(in thousands)	CAC Group	Other 2026 Partners
Record adjustments to commissions payable	$—	$168

Record the current portion of deferred payments	$—	$36,764
Accrue transaction costs	17,874	1,878
Seller excluded liabilities and other adjustments to accrued expenses	(23,937)	757
Eliminate current portion of settled debt obligations	(137,193)	—
Eliminate settled stock-based compensation accrual	(983,181)	—
Fair value adjustment to current portion of operating lease liabilities	284	—
Transaction Accounting Adjustments to accrued expenses and other current liabilities	$(1,126,153)	$39,399

Eliminate settled debt obligations from long-term debt, less current portion	$—	$(12,499)

Record the long-term portion of deferred payments to other liabilities	$54,900	$73,500
I    Reflects the accrual of transaction costs of $0.3 million categorized as Financing and Other Adjustments and the related adjustment to accumulated deficit.
J    Represents the pro forma adjustments to reflect the fair value of the contingent consideration recognized as part of consideration transferred for CAC Group and the Other 2026 Partners. Refer to Note 4 for additional information.
K    Reflects the pro forma adjustment to record deferred tax liabilities of $116.0 million and $26.2 million for CAC Group and the Other 2026 Partners, respectively, categorized as Transaction Accounting Adjustments, consistent with amounts recognized by the Company in connection with the closing of these acquisitions. The recognition of deferred tax liabilities was associated with the fair value step-up of intangible assets in connection with the CAC Group and the Other 2026 Partners’ acquisitions, which provided a source of future taxable income and supported the realizability of certain deferred tax assets, and resulted in Baldwin’s shift from a net deferred tax asset position to a net deferred tax liability position.
L    Reflects the pro forma adjustments to the unaudited pro forma condensed combined balance sheet to release $167.1 million of Baldwin’s deferred tax asset valuation allowance and record an increase in net deferred tax liabilities of $30.0 million (resulting in a net decrease to deferred tax liabilities of $137.2 million), a reduction to accumulated deficit of $144.5 million, and a reduction to additional paid-in capital of $7.3 million. Also reflects the pro forma adjustment to the unaudited pro forma condensed combined statement of comprehensive income (loss) to recognize the related income tax benefit of $144.5 million. The release of Baldwin’s valuation allowance is not attributable to CAC Group or the Other 2026 Partners on a discrete basis and is therefore categorized as Financing and Other Adjustments.
M    Following the Company’s assessment of the realizability of its deferred tax assets, and after concluding that the related tax benefits were more likely than not to be realized, the Company determined that the Tax Receivable Agreement liabilities associated with these basis increases generated to date were probable of being payable. Accordingly, the Company recorded Tax Receivable Agreement liabilities equal to 85% of the tax benefits expected to be realized from the redemptions.

Reflects the pro forma adjustments for the initial recognition of the Tax Receivable Agreement liabilities of $130.0 million, which is recognized as an increase to other operating expenses in the unaudited pro forma condensed combined statement of comprehensive income (loss) and as an increase to accumulated deficit on the unaudited pro forma condensed combined balance sheet. The recognition of this liability reflects the Company’s overall assessment of deferred tax asset realizability and Tax Receivable Agreement obligations and is therefore categorized as Financing and Other Adjustments.
N    Reflects the elimination of the historical redeemable members’ interests, common stock, additional paid-in capital and noncontrolling interest of CAC Group and the Other 2026 Partners, offset by the issuance of Class A common stock to each as a form of rollover equity consideration, as set forth in the table below.

(in thousands)	CAC Group	Other 2026 Partners
Eliminate historical redeemable members’ interests	$1,062,122	$—

Record adjustment to Class A common stock for common stock issuance	$232	$8
Eliminate historical common stock	—	(7)
Transaction Accounting Adjustments to Class A common stock	$232	$1

Record adjustment to additional paid-in capital for common stock issuance	$370,279	$11,856
Eliminate historical additional paid-in capital	—	(39,365)
Transaction Accounting Adjustments to additional paid-in capital	$370,279	$(27,509)

Record adjustment to noncontrolling interest for common stock issuance	$124,267	$3,919
Eliminate historical noncontrolling interest	198	—
Transaction Accounting Adjustments to noncontrolling interest	$124,465	$3,919
O    Reflects the elimination of CAC Group and the Other 2026 Partners’ historical accumulated deficit as of December 31, 2025 and the accrual of transaction costs related to these acquisitions, as set forth in the table below. Refer to Footnote R further below for additional information regarding transaction costs.

(in thousands)	CAC Group	Other 2026 Partners
Eliminate historical accumulated deficit	$—	$42,470
Accrue transaction costs	(17,874)	(1,878)
Transaction Accounting Adjustments to accumulated deficit	$(17,874)	$40,592
P    For the year ended December 31, 2025, reflects the pro forma adjustment of $12.8 million to eliminate intercompany commissions and fees earned by Baldwin and outside commissions paid to Obie, the largest distribution partner of the Company’s real estate investor product in the Underwriting, Capacity & Technology Solutions operating group as these would be eliminated upon consolidation. The elimination of intercompany assumed premiums, commissions and fees receivable, net and commissions payable was not material; accordingly, no such pro forma adjustment has been reflected on the unaudited pro forma condensed combined balance sheet as of December 31, 2025.
Q    For the year ended December 31, 2025, reflects the pro forma adjustment to record share-based compensation expense incurred in connection with the issuance of stock awards to colleagues of CAC Group and the Other 2026 Partners as if the awards had occurred on January 1, 2025, and reflects the elimination of historical share-based compensation expense for CAC Group, as set forth in the table below. The elimination of CAC Group’s historical share-based compensation expense relates to liability-classified awards granted to colleagues, which vested and settled in connection with the closing of the acquisition.

(in thousands)	CAC Group	Other 2026 Partners
Record pro forma share-based compensation expense	$326	$692
Eliminate historical share-based compensation expense	(423,762)	—
Transaction Accounting Adjustments to share-based compensation	$(423,436)	$692

R    For the year ended December 31, 2025, reflects the pro forma adjustment to record transaction costs, including due diligence, accounting and attorneys’ fees, incurred in connection with the acquisitions of CAC Group and the Other 2026 Partners, as set forth in the table below.

(in thousands)	CAC Group	Other 2026 Partners
Transaction costs	$17,874	$1,878
In addition, transaction costs of $0.3 million related to the filing of these pro forma financial statements are categorized as Financing and Other Adjustments for the year ended December 31, 2025.
Transaction costs of $1.9 million related to the acquisitions of CAC Group, the Other 2026 Partners and the 2025 Partners are included in the historical statements of income (loss) for Baldwin for the year ended December 31, 2025.
S    For the year ended December 31, 2025, reflects the pro forma adjustment to record amortization expense related to intangible assets recorded in connection with the acquisitions of CAC Group, the Other 2026 Partners and the 2025 Partners, and the adjustment to eliminate the historical amortization expense of CAC Group, as follows:

(in thousands)	CAC Group	Other 2026 Partners and 2025 Partners
Record pro forma amortization expense	$73,316	$27,634
Eliminate historical amortization expense	(6,249)	—
Transaction Accounting Adjustments to amortization expense	$67,067	$27,634
The intangible assets acquired have the following weighted-average useful lives:

(in years)	CAC Group	Other 2026 Partners	2025 Partners
Acquired relationships	15.0	15.0	10.0
Trade names	5.0	10.0	5.0
Software	3.3	5.0	—
Pro forma amortization expense expected to be recognized over the next five years for each of the acquisitions as of December 31, 2025 is as follows:

(in thousands)	Year 1	Year 2	Year 3	Year 4	Year 5
CAC Group	$61,456	$51,819	$44,560	$39,863	$26,191
Other 2026 Partners	17,570	17,279	16,480	15,668	9,873
2025 Partners	19,281	16,743	14,286	12,029	10,016

T    Reflects the pro forma adjustments related to interest expense as if the issuance of the Incremental Term Loans and the draw on the revolving line of credit to fund the acquisitions of CAC Group, the Other 2026 Partners and the 2025 Partners had occurred on January 1, 2025, in addition to the elimination of CAC Group’s historical interest expense related to settled debt obligations, as set forth in the table below.

(in thousands)	CAC Group	Other 2026 Partners and 2025 Partners
Transaction Accounting Adjustments:
Eliminate historical interest expense related to settled debt obligations	$10,340	$—
Transaction Accounting Adjustments to interest expense	$10,340	$—
Financing and Other Adjustments:
Incremental Term Loans interest	$(32,250)	(8,856)
Revolving line of credit interest	—	(1,075)
Amortization of capitalized debt issuance costs	(435)	(120)
Financing and Other Adjustments to interest expense	$(32,685)	$(10,051)
In addition, approximately $7.9 million of debt issuance costs incurred in connection with the January 2026 Refinancing were written off as a loss on extinguishment and modification of debt, which has been reflected as a Financing and Other Adjustment in the unaudited pro forma condensed combined statement of comprehensive income (loss) for the year ended December 31, 2025.
U    Reflects the pro forma adjustment to eliminate $21.4 million of CAC Group’s transaction costs included under other expense, net that are related to seller-excluded liabilities eliminated under Footnote H above.
V    Reflects the pro forma adjustments to allocate a proportionate share of the Transaction Accounting Adjustments and the Financing and Other Adjustments to net income (loss) attributable to noncontrolling interest. The allocations are based on Baldwin’s pro forma ownership interest after giving effect to the shares of Class A common stock issued in connection with the acquisitions of CAC Group and the Other 2026 Partners.
W    Pro forma basic loss per share is computed by dividing the pro forma loss attributable to Baldwin by the pro forma weighted-average shares of Class A common stock outstanding during the period. Pro forma diluted loss per share is computed by adjusting the pro forma weighted-average shares of Class A common stock outstanding to give effect to potentially dilutive securities. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted loss per share.

(in thousands, except per share data)	For the Year Ended December 31, 2025
Pro forma basic and diluted loss per share:
Pro forma net loss	$(224,647)
Less: pro forma net income attributable to noncontrolling interest	80,556
Pro forma loss attributable to Baldwin - basic and diluted	$(305,203)

Shares used for pro forma basic and diluted loss per share:
Weighted-average shares of Class A common stock outstanding - basic and diluted	67,939
Weighted-average shares of Class A common stock issued to CAC Group	23,200
Weighted-average shares of Class A common stock issued to Other 2026 Partners	751
Weighted-average shares of Class A common stock issued to the 2025 Partners	6
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted	91,896

Pro forma basic and diluted loss per share	$(3.32)